Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 15, 2023 except for Note 3, as to which the date is June 2, 2023 and Notes 11 and 16, as to which the date is November 1, 2023, relating to the consolidated financial statements of Impact Biomedical, Inc. as of and for the year ended December 31, 2022. We also consent to the reference of our firm under the heading “Experts” appearing therein.

GRASSI & CO., CPAs, P.C.

November 1, 2023